                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tax Reduction Investment Plan of Genentech, Inc. of our report dated January 20, 1999, with respect to the consolidated financial statements and schedule of Genentech, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


San Jose, California
January 12, 2000
                                                   /s/ ERNST & YOUNG LLP